Wireless M2M solutions for Enterprise Assets

FOR IMMEDIATE RELEASE

CONTACT:	Liolios Group Investor Relations
Scott Liolios or Matt Glover
949-574-3860, IDSY@liolios.com

I.D. Systems Reports 2014 Third Quarter and Nine Months Results

Nine Month Revenue Increases 15%, Driven by 28% Growth in Sales of Vehicle Management Systems

Woodcliff Lake, NJ, November 6, 2014—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless M2M asset management solutions, reported results for the three and nine month periods ended September 30, 2014.

Third Quarter 2014 Financial Results

•	Revenue increased 5% year over year and 3% sequentially to $11.7 million, from $11.2 million in the third quarter of 2013 and from $11.4 million in the second quarter of 2014. The increase was due primarily to increased sales of industrial vehicle management systems (VMS), which grew 11% year over year, driven by strong contributions from channel partners and international markets.

•	Recurring revenue was $4.4 million, or 37% of total revenue in the period, compared to $4.5 million, or 40% of total revenue, in the third quarter of 2013. The decrease was attributable primarily to transportation asset management system contracts renewing at lower service rates, reflecting current market pricing for cellular communications. However, the lower rates also contributed to a 167% year over year increase in new unit sales of transportation asset management systems, which will contribute to recurring revenue over time. The company is also seeking to increase recurring revenue by introducing its newest generations of products, developed in 2014.

•	Gross margin was 47% compared to 45% in the second quarter of 2014 and 52% in the third quarter of 2013. The year over year decrease was attributable primarily to increased channel partner sales, which have a lower margin than direct sales to end users. Channel revenue increased 70% compared to the third quarter of 2013. The company is seeking to further grow channel revenue by expanding strategic partnerships with leading global industrial truck manufacturers.

•	Research and development (R&D) expenses were $1.8 million compared to $1.3 million in the second quarter of 2014 and $1.1 million in the third quarter a year ago. Both sequential and year over year increases were attributable primarily to increased expenses related to the company’s “I.D. Systems 2.0” initiative, a comprehensive plan to accelerate product development and improve process controls, consisting of more than two dozen projects.

•	Selling, general and administrative (SG&A) expenses were $6.3 million compared to $5.7 million in the second quarter of 2014 and $5.0 million in the third quarter a year ago. The sequential increase was attributable primarily to increased investments in process excellence resources related to the “I.D. Systems 2.0” initiative, expenses to support international sales growth, and stock-based compensation. The year over year increase was attributable primarily to increased incentive compensation and non-recurring executive recruiting expenses.

•	Excluding stock-based compensation and depreciation and amortization, non-GAAP net loss was $1.6 million, or $(0.13) per basic and diluted share, compared to income of $692,000, or $0.06 per basic and diluted share, in the third quarter a year ago.

•	Net loss was $2.4 million, or $(0.20) per basic and diluted share, compared to net loss of $76,000, or $(0.01) per basic and diluted share, in the same period a year ago.

•	As of September 30, 2014, the company had $12.1 million in cash, cash equivalents and marketable securities, and no debt.

Page 1 of 7	More..

Wireless M2M solutions for Enterprise Assets

Management Commentary

“It has been six months since we launched the strategic initiative we call ‘I.D. Systems 2.0’, aimed at building quality, repeatable, scalable processes and igniting our next phase of growth,” said Kenneth Ehrman, I.D. Systems’ chairman and CEO. “We have targeted short-term investments to aggressively reduce our product development backlog, improve quality and efficiency, and accelerate product delivery to meet growing market demands. Our initial investments are meeting expectations and we believe this is reflected in the double-digit increase in Q3 VMS segment revenue, as well as our best quarter of transportation asset management unit sales in almost two years.

“We were able to achieve these increases while also transitioning our sales team leadership, with the appointment of Norm Ellis as our new chief operating officer, responsible for all customer-facing operations. Norm’s 35 years of experience in M2M technology sales, and prior contributions to making Qualcomm’s Omnitracs division a global leader in over-the-road fleet management, are directly applicable to our market position and goals.

“Our short term goal is to complete the ‘I.D. Systems 2.0’ initiative and reach a stable state of reliability and scalability that will enable accelerated, profitable revenue growth without proportionate increases in expenses. For the medium term, we intend to invest heavily in sales and marketing to capitalize on our significant unpenetrated market opportunities. Long term, our ambition is to become one of the leaders of the Internet of Things revolution in the global supply chain.”

Third Quarter 2014 Operational Highlights

•	The appointment of Norman Ellis as I.D. Systems’ chief operating officer, responsible for sales, marketing, customer service, implementation, and support. Prior to joining I.D. Systems, Mr. Ellis served as vice president of North American sales, services and marketing at Omnitracs, a leading provider of fleet management solutions and formerly a division of NASDAQ-listed Qualcomm.

•	Completion of seven “I.D. Systems 2.0” projects to accelerate product development and improve process controls, including the release of the Wi-Fi version of the company’s fourth-generation VMS product, initial large-scale shipments of the company’s new intermodal container tracking system, deployment of new, scalable, web-based training tools, and the execution of an initial contract with a new implementation partner, which the company believes will improve its ability to scale rapidly for enterprise system deployments.

•	Receipt of purchase orders valued in excess of $2 million from one of the world’s largest retailers to refurbish and redeploy its existing trailer tracking systems and implement new systems on new trailers.

•	Follow-on business from other core customers, including Audi, Bridgestone, BWAY, CNH, Estenson Logistics, Ford Motor Company, General Electric, Idaho Forest Group, Kellogg’s, Knight Transportation, Nestlé, Procter & Gamble, Sonoco, Swift Transportation, Toyota, U.S. Trailer Holdings, U.S. Postal Service, and Walgreens.

•	Receipt of purchase orders from channel partners (primarily industrial truck manufacturers and their dealers) to deploy I.D. Systems’ wireless VMS for end users across a diverse range of industries, including consumer packaged goods, cosmetics, food distribution, health care, heavy machinery, home improvement, logistics, media, power equipment, and retail.

•	Pilot system deployments with new customers, including a leading global airline, one of North America’s largest users of trailer chassis, and one of the world’s largest auto makers.

•	Receipt of purchase orders for initial system deployments for new customers with enterprise expansion potential, including one of the world’s largest providers of logistics, transportation and distribution services, and one of the world’s largest consumer health and medical products companies.

•	The award of a U.S. patent for a vehicle impact management system, applicable to all of the company’s primary solutions—VMS, transportation asset management, and rental fleet management—which the company believes gives it a significant advantage over competitors.

Page 2 of 7	More..

Wireless M2M solutions for Enterprise Assets

Nine-Month 2014 Financial Results

•	Revenue increased 15% to $32.9 million from $28.6 million in the same period a year ago. The increase was due primarily to increased revenue from the company’s VMS business, which grew 28% in the nine-month period.
•	Recurring revenue was flat at $13.2 million, representing 40% of total revenue for the first nine months of 2014 and 46% of total revenue for the corresponding period in 2013. However, new unit sales of transportation asset management systems increased 71% compared to the first nine months of 2013.
•	Gross margin was 47% compared to 51% for the nine months ended September 30, 2013. The decrease was due primarily to increased revenue from VMS channel partner sales, which have a lower margin than direct sales to end users.
•	SG&A expenses were $18.8 million, including $1.1 million in non-recurring expenses related to the company’s executive management change in March 2014. Excluding these non-recurring costs, which include severance, accelerated stock compensation, legal and other fees, SG&A expenses for the nine-month period were $17.7 million compared to $16.1 million for the same period in 2013.
•	R&D expenses increased to $4.3 million compared to $3.3 million in the same period a year ago, due primarily to investments dedicated to the company’s “I.D. Systems 2.0” initiative.
•	Excluding stock-based compensation, depreciation and amortization, and non-recurring expenses related to the company’s executive management change in the first quarter of 2014, non-GAAP net loss for the nine-month period was $3.6 million, or $(0.30) per basic and diluted share, compared to non-GAAP net loss of $2.0 million, or $(0.17) per basic and diluted share, in the same period in 2013.
•	Net loss was $7.0 million or $(0.58) per basic and diluted share, compared to net loss of $4.4 million or $(0.37) per basic and diluted share in the same period a year ago.

Investor Conference Call

I.D. Systems will hold a conference call for investors and analysts today, Thursday, November 6, 2014, at 4:45 p.m. Eastern time. The company’s senior management will discuss the results for the period and other recent developments, followed by a question and answer period. The conference call will be broadcast live via the investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Page 3 of 7	More..

Wireless M2M solutions for Enterprise Assets

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include: statements regarding prospects for additional customers; market forecasts; projections of earnings, revenues, potential contract values, estimated product shipment dates, synergies, accretion or other financial information; initiatives for new products and processes, and plans, strategies, objectives, and initiatives of management for future operations. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

-- Tables to Follow --

Page 4 of 7	More..

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Operations Data

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2013	2014	2013	2014
Revenue:
Products	$6,966,000	$7,292,000	$16,044,000	$20,243,000
Services	4,239,000	4,447,000	12,545,000	12,645,000
	11,205,000	11,739,000	28,589,000	32,888,000
Cost of revenue:
Cost of products	3,853,000	4,653,000	9,552,000	12,724,000
Cost of services	1,535,000	1,615,000	4,534,000	4,585,000
	5,388,000	6,268,000	14,086,000	17,309,000

Gross profit	5,817,000	5,471,000	14,503,000	15,579,000

Selling, general & administrative expenses	4,981,000	6,289,000	16,092,000	18,760,000
Research & development expenses	1,082,000	1,770,000	3,345,000	4,263,000
Total operating expenses	6,063,000	8,059,000	19,437,000	23,023,000
Income (loss) from operations	(246,000)	(2,588,000)	(4,934,000)	(7,444,000)
Interest income	160,000	140,000	484,000	445,000
Other income, net	10,000	4,000	45,000	19,000

Net (loss) income	$(76,000)	$(2,444,000)	$(4,405,000)	$(6,980,000)

Net (loss) income per share basic	$(0.01)	$(0.20)	$(0.37)	$(0.58)

Net (loss) income per share diluted	$(0.01)	$(0.20)	$(0.37)	$(0.58)

Weighted average common shares outstanding basic and diluted	11,930,000	12,107,000	11,886,000	12,072,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2014	2013	2014
Net loss attributable to common stockholders	$(76,000)	$(2,444,000)	$(4,405,000)	$(6,980,000)
Depreciation and amortization	524,000	552,000	1,568,000	1,666,000
Stock-based compensation	244,000	331,000	848,000	636,000
Stock-based compensation related to executive change	-	-	-	327,000
Other non-recurring expenses related to executive change	-	-	-	723,000
Non-GAAP net income (loss)	$692,000	$(1,561,000)	$(1,989,000)	$(3,628,000)
Non-GAAP net income (loss) per share – basic and diluted	$0.06	$(0.13)	$(0.17)	$(0.30)

Page 5 of 7	More..

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Balance Sheet Data

	December 31, 2013*	September 30, 2014
		(Unaudited)
ASSETS
Cash and cash equivalents	$6,582,000	$4,753,000
Restricted cash	300,000	300,000
Investments – short term	4,090,000	2,400,000
Accounts receivable, net	9,574,000	11,281,000
Financing receivables – current	4,051,000	4,093,000
Inventory, net	5,156,000	5,529,000
Deferred costs – current	2,112,000	2,186,000
Prepaid expenses and other current assets	909,000	1,422,000
Deferred tax asset – current	63,000	-
Total current assets	32,837,000	31,964,000

Investments – long term	3,100,000	4,603,000
Financing receivable – long term	10,255,000	8,228,000
Deferred costs – long term	2,861,000	3,153,000
Fixed assets, net	2,239,000	1,715,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	2,064,000	1,245,000
Other assets	322,000	324,000
	$55,515,000	$53,069,000

LIABILITIES
Accounts payable and accrued expenses	$6,264,000	$8,343,000
Capital lease obligation - current	144,000	159,000
Deferred revenue - current	4,641,000	5,234,000
Total current liabilities	11,049,000	13,736,000
Deferred rent	330,000	317,000
Capital lease obligation – long term	149,000	28,000
Deferred revenue – long term	6,538,000	7,496,000
Total liabilities	18,066,000	21,577,000
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	-	-
Common stock; authorized 50,000,000 shares, $0.01 par value; 12,835,000 and 13,459,000 shares issued at December 31, 2013 and September 30, 2014, respectively; shares outstanding, 12,196,000 and 12,796,000 at December 31, 2013 and September 30, 2014, respectively	123,000	123,000
Additional paid-in capital	104,479,000	105,765,000
Accumulated deficit	(63,601,000)	(70,581,000)
Accumulated other comprehensive loss	(106,000)	(232,000)
	40,895,000	35,075,000
Treasury stock, at cost	(3,446,000)	(3,583,000)
Total stockholders’ equity	37,449,000	31,492,000
Total liabilities and stockholders’ equity	$55,515,000	$53,069,000

*Derived from audited balance sheet as of December 31, 2013.

Page 6 of 7	More..

Wireless M2M solutions for Enterprise Assets

I.D. Systems, Inc. and Subsidiaries

Condensed Statement of Cash Flows Data

(Unaudited)

	Nine months ended September 30,
	2013	2014
Cash flows from operating activities:
Net loss	$(4,405,000)	$(6,980,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	284,000	652,000
Proceeds from sale of New Jersey net operating loss carryforwards	662,000	63,000
Stock-based compensation expense	848,000	963,000
Depreciation and amortization	1,568,000	1,666,000
Inventory reserve	5,000	110,000
Other non-cash items	(10,000)	16,000
Changes in:
Accounts receivable	(898,000)	(2,493,000)
Financing receivables	(868,000)	1,996,000
Inventory	(67,000)	(483,000)
Prepaid expenses and other assets	(125,000)	(515,000)
Deferred costs	(95,000)	(366,000)
Deferred revenue	985 ,000	1,551,000
Accounts payable and accrued expenses	243,000	1,942,000
Net cash used in operating activities	(1,873,000)	(1,878,000)

Cash flows from investing activities:
Expenditures for fixed assets including website development	(303,000)	(323,000)
Purchase of investments	(3,680,000)	(4,262,000)
Maturities of investments	8,397,000	4,411,000
Net cash provided by (used in) investing activities	4,414,000	(174,000)

Cash flows from financing activities:
Principal payments of capital lease obligation	-	(106,000)
Proceeds from exercise of stock options	190,000	323,000
Net cash provided by financing activities	190,000	217,000

Effect of foreign exchange rate changes on cash and equivalents	(102,000)	6,000
Net increase (decrease) in cash and cash equivalents	2,629,000	(1,829,000)
Cash and cash equivalents - beginning of period	1,614,000	6,582,000
Cash and cash equivalents - end of period	$4,243,000	$4,753,000

Page 7 of 7